UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca Street, Suite 300
Austin, Texas	78,701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement Transaction

On March 15, 2012, Stratus entered into a Stock Purchase Agreement (the Purchase Agreement) with Moffett Holdings, LLC (Moffett) pursuant to which Stratus sold to Moffett 625,000 shares of Stratus common stock for an aggregate purchase price of $5.0 million, or $8.00 per share. Following the sale, Stratus has 8,093,167 shares of common stock outstanding, with Moffett owning approximately 7.7% of Stratus' outstanding common stock. The $5.0 million in proceeds from the sale was used to pay down Stratus' outstanding principal balance under the Comerica credit facility, as further described in Item 8.01 below.

The Purchase Agreement contains customary representations and warranties, and the parties have agreed to indemnify each other in connection with the breach of such representations and warranties.

In connection with the issuance and sale of the shares of Stratus common stock, Stratus and Moffett entered into an Investor Rights Agreement, dated March 15, 2012 (the Investor Agreement), pursuant to which, among other things, the size of Stratus' Board of Directors was increased from 4 to 5 members and Moffett was granted the right to designate one individual to serve on Stratus' board of directors as long as Moffett and its affiliates beneficially own at least 5.0% of the issued and outstanding shares of Stratus' common stock.

Also under the Investor Agreement, Moffett and its affiliates are limited or prohibited from, among other things, (1) acquiring additional securities of Stratus if the acquisition would result in Moffett and its affiliates having beneficial ownership of more than 24.9% of the outstanding shares of Stratus common stock, (2) commencing any tender offer or exchange for any securities of Stratus, (3) making or proposing a merger or acquisition involving Stratus, (4) calling a meeting or initiating any stockholder proposal, (5) soliciting proxies or (6) forming, joining, or in any way participating in or entering into agreements with a “group” (as defined in Section 13(d)-3 of the Securities Exchange Act of 1934) with regard to Stratus. These restrictions will terminate upon the last to occur of (1) the first date on which no director designated by Moffett has served on the board of directors for the preceding six months and (2) the date that Moffett and its affiliates beneficially own less than 5.0% of the issued and outstanding shares of Stratus common stock. In addition, until the six-month anniversary of the date of the Investor Agreement, Moffett will be prohibited, subject to certain exceptions, from transferring, selling, assigning, pledging or otherwise disposing of, directly or indirectly, the shares of Stratus common stock acquired pursuant to the Purchase Agreement.

Subject to the terms and conditions of the Investor Agreement, Stratus has also granted Moffett certain registration rights with respect to the shares of Stratus common stock acquired pursuant to the Purchase Agreement. The Investor Agreement provides that upon the written request of Moffett at any time on or after the six-month anniversary of the date of the Investor Agreement, Stratus shall, within sixty days of its receipt of such notice, (1) prepare and file with the Securities and Exchange Commission a shelf registration statement with respect to the shares of Stratus common stock issued and sold to Moffett under the Purchase Agreement (the Registrable Securities) that would permit some or all of the Registrable Securities to be resold in registered transactions and (2) use its commercially reasonable efforts to maintain the effectiveness of the shelf registration statement while Moffett holds Registrable Securities.

The foregoing descriptions of the Purchase Agreement and the Investor Agreement are qualified in their entirety by reference to the full text thereof. Copies of the Purchase Agreement and the Investor Agreement are attached hereto as Exhibits 10.1 and 4.1, respectively.

American Strategic Loan Modifications

On December 7, 2011, Stratus entered into Loan Modification Agreements effective as of November 1, 2011, with American Strategic Income Portfolio Inc.- II and American Strategic Income Portfolio Inc.- III, under which it extended the maturity dates on two and accelerated the maturity dates on another two of its seven unsecured term loans (the Loan Modification Agreements). The Loan Modification Agreements (1) extended the maturity date by one year, from December 31, 2011 to December 31, 2012, on the $5.0 million loan with American Strategic Income Portfolio Inc.- II and on the $4.0 million loan with American Strategic Income Portfolio Inc.- III and (2) accelerated the maturity date by six months, from December 31, 2013 to June 30, 2013, on the $8.0 million loan with American Strategic Income Portfolio Inc.- II and on the $7.0 million loan with American Strategic Income Portfolio Inc.- III, as reflected in the table below:

Lender	Principal Balance	Former Maturity Date	Modified Maturity Date
American Strategic Income Portfolio Inc.	$3,500,000	12/31/2014	No change

American Strategic Income Portfolio Inc.-II	5,000,000	12/31/2011	12/31/2012

American Strategic Income Portfolio Inc.-II	8,000,000	12/31/2013	6/30/2012

American Strategic Income Portfolio Inc.-III	4,000,000	12/31/2011	12/31/2012

American Strategic Income Portfolio Inc.-III	7,000,000	12/31/2013	6/30/2013

American Select Portfolio Inc.	3,500,000	12/31/2012	No change

American Select Portfolio Inc.	5,000,000	12/31/2014	No change

In accordance with the terms of the Loan Modification Agreements, Stratus made additional principal payments of (1) $2.0 million on the $4.0 million loan with American Strategic Income Portfolio Inc.-III on January 10, 2012, leaving the principal balance at $2.0 million, and (2) $2.0 million on the $5.0 million loan with American Strategic Income Portfolio Inc.-II on February 28, 2012, leaving the principal balance at $3.0 million. All other terms and conditions under each of the loans remained unchanged. Currently, the aggregate principal balance outstanding under the unsecured term loans is $32.0 million. The Loan Modification Agreements are attached hereto as Exhibits 10.2, 10.3, 10.4 and 10.5.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, Stratus issued and sold 625,000 shares of Stratus common stock to Moffett on March 15, 2012. The information set forth under Item 1.01 of this Form 8-K regarding the Purchase Agreement is incorporated by reference into this Item 3.02.

The issuance of the Stratus common stock did not involve any public offering and was exempt from the registration requirements of the Securities Act of 1933, as amended (the Securities Act), pursuant to Section 4(2) of the Securities Act. The securities described above will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the securities may be offered and sold only in transactions that are exempt from registration under the Securities Act and the securities laws of any other applicable jurisdiction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director.

On March 15, 2012, Stratus' board of directors approved an increase in the size of the board of directors from four to five members and appointed Charles Porter to serve as Class III director of Stratus. In connection with the issuance and sale of shares of Stratus common stock to Moffett as further described in Item 1.01 of this Form 8-K, Stratus and Moffett entered into an Investor Rights Agreement dated March 15, 2012 pursuant to which, among other things, the size of Stratus' board of directors was increased from four to five members and Moffett was granted the right to nominate one individual to serve on Stratus' board of directors. Charles Porter was appointed to the board as the designated director of Moffett pursuant to the Investor Rights Agreement. There is no arrangement or understanding between Mr. Porter and any other person pursuant to which he was elected as a director.

Mr. Porter will receive compensation for his service on the board of directors in accordance with Stratus' standard compensatory arrangement for non-management directors. A description of Stratus' non-management director compensation can be found under the caption “Director Compensation” in Stratus' 2011 Proxy Statement filed with the Securities and Exchange Commission on April 8, 2011.

Item 8.01 Other Events.

On February 27, 2012, Stratus sold its two office buildings at 7500 Rialto Boulevard (7500 Rialto) to Lincoln Properties and Greenfield Partners (Lincoln/Greenfield Properties) for $27.0 million. Lincoln/Greenfield Properties paid Stratus $6.7 million in cash and assumed Stratus' outstanding nonrecourse debt (the Lantana Promissory Note) of $20.3 million secured by the property. Stratus is providing a limited guaranty of debt service and other obligations on the Lantana Promissory Note up to $5.0 million through May 1, 2016, which will be reduced to $2.5 million on May 1, 2016, until January 1, 2018 (the maturity date for the Lantana Promissory Note).

As previously disclosed in Stratus' Form 10-Q for the quarter ended September 30, 2011, the Beal Bank and Ford loan agreements contain customary financial covenants, including a requirement that Stratus maintain a minimum total stockholders' equity balance of $120.0 million, and contain cross-default provisions with the Comerica credit facility and the American Strategic (formerly First American Asset Management, or FAAM) unsecured term loans, which are discussed in Item 1.01 of this Form 8-K. As of December 31, 2011, the aggregate principal balance outstanding under the Beal Bank loan was $67.9 million and the aggregate principal balance under the Comerica credit facility was $38.3 million. As of February 14, 2012, there was no amount outstanding under the Ford loan agreement, including the profits interest agreement.

Stratus applied the $5.0 million in proceeds from the sale of shares of Stratus common stock to Moffett, as described in Item 1.01 above, to pay down the outstanding principal balance under the Comerica credit facility. After giving effect to this payment, the outstanding principal balance under the Comerica credit facility was $37.9 million.

As of September 30, 2011, Stratus' total stockholders' equity was $122.7 million. Stratus expects to be out of compliance with the minimum stockholders' equity covenant under the Beal Bank loan agreement at December 31, 2011; however, Stratus also expects the sale of 7500 Rialto on February 27, 2012, together with the issuance and sale of shares of Stratus common stock to Moffett, to increase Stratus' stockholders' equity balance above $120.0 million, effectively curing any default under the Beal Bank loan agreement, including any cross-default with the Comerica credit facility and the American Strategic unsecured term loans. A portion of the gain on the sale of 7500 Rialto will be recorded in the first quarter of 2012 and the balance will be recorded as Stratus' obligations under the limited guarantee are relieved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: March 20, 2012

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

4.1	Investor Rights Agreement by and between Stratus Properties Inc. and Moffett Holdings, LLC, dated as of March 15, 2012.

10.1	Stock Purchase Agreement by and between Stratus Properties Inc., Circle C Land, L.P., Moffett Holdings, LLC and Tract 107, L.L.C., dated as of March 15, 2012.

10.2	Loan Modification Agreement by and between Stratus Properties Inc. and American Strategic Income Portfolio Inc.-II effective as of November 1, 2011.

10.3	Loan Modification Agreement by and between Stratus Properties Inc. and American Strategic Income Portfolio Inc.-II effective as of November 1, 2011.

10.4	Loan Modification Agreement by and between Stratus Properties Inc. and American Strategic Income Portfolio Inc.-III effective as of November 1, 2011.

10.5	Loan Modification Agreement by and between Stratus Properties Inc. and American Strategic Income Portfolio Inc.-III effective as of November 1, 2011.